Exhibit 3.1

Number 527629
1524975

Certificate of Incorporation

on re-registration as a public limited company

I hereby certify that

ACTAVIS PUBLIC LIMITED COMPANY

has this day been re-registered under the

Companies Acts 1963 to 2009 and

that the company is a public limited company.

Given under my hand at Dublin, this

Friday, the 20th day of September, 2013

for Registrar of Companies

Certificate handed to/posted to*:	Matheson
70 Sir John Rogerson’S Quay
Dublin 2

Signed:          Date: 20-9-13

*	Delete as appropriate